EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Third Quarter Fiscal 2017 Results

•	Net sales $948 million, growth of 5%

•	Diluted EPS $1.71, growth of 7%; adjusted diluted EPS $1.70, growth of 6%

•	Returned $204 million to shareholders through share repurchases and dividends in the first three quarters of fiscal 2017

•	Company acquires licensee in Mexico

•	Q4 fiscal 2017 outlook: net sales growth of 10%; adjusted diluted EPS growth of 21%

•	Full year fiscal 2017 outlook: net sales growth of 6%; adjusted diluted EPS growth of 9%
ATLANTA, October 26, 2017 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its third quarter fiscal 2017 results.
“We achieved our third quarter sales and earnings objectives, despite the significant impact of hurricanes in Texas, Florida, and Puerto Rico,” said Michael D. Casey, Chairman and Chief Executive Officer.  “Our growth was led by our U.S. retail and international businesses, including the contribution of our Skip Hop brand which we acquired earlier this year. We also announced today the acquisition of our licensee in Mexico, an investment which we believe will strengthen our leading market position in North America. Given the strength of our fall and holiday product offerings, together with the contribution of our new opportunities with Skip Hop, Amazon, China, and Mexico, we believe we are on track to achieve our growth objectives this year, our 29th consecutive year of sales growth.”
Acquisition of Licensee in Mexico
On August 1, 2017, the Company acquired its licensee in Mexico. The licensee’s 2016 net sales, from wholesale and retail store operations, were approximately $525 million Mexican Pesos, or approximately $28 million U.S. Dollars at the current exchange rate.

Consolidated Results
Third Quarter of Fiscal 2017 compared to Third Quarter of Fiscal 2016
Net sales increased $46.8 million, or 5.2%, to $948.2 million, principally driven by growth in the Company’s U.S. Retail segment and the benefit of Skip Hop, which was acquired by the Company in February 2017. Skip Hop, a global lifestyle brand for families with young children, and the recently-acquired business in Mexico contributed $27.9 million and $4.5 million, respectively, to consolidated net sales growth in the third quarter of fiscal 2017. Changes in foreign currency exchange rates in the third quarter of fiscal 2017 compared to the third quarter of fiscal 2016 favorably affected consolidated net sales in the third quarter of fiscal 2017 by $3.3 million, or 0.4%. On a constant currency basis (a non-GAAP measure), consolidated net sales increased 4.8% in the third quarter of fiscal 2017.
Operating income in the third quarter of fiscal 2017 decreased $0.2 million, or 0.1%, to $130.7 million, compared to $130.9 million in the third quarter of fiscal 2016. Operating margin decreased 70 basis points to 13.8%, compared to 14.5% in the third quarter of fiscal 2016.
Adjusted operating income (a non-GAAP measure) decreased $0.2 million, or 0.2%, to $131.2 million, compared to $131.4 million in the third quarter of fiscal 2016. Adjusted operating margin (a non-GAAP measure) decreased 80 basis points to 13.8%, compared to 14.6% in the third quarter of fiscal 2016, which principally reflects increased investments in retail operations, marketing, and technology, partially offset by favorable product costs.
Net income in the third quarter of fiscal 2017 increased $1.7 million, or 2.1%, to $82.5 million, or $1.71 per diluted share, compared to $80.8 million, or $1.60 per diluted share, in the third quarter of fiscal 2016.
Adjusted net income (a non-GAAP measure) increased $1.0 million, or 1.3%, to $82.2 million, compared to $81.1 million in the third quarter of fiscal 2016. Adjusted earnings per diluted share (a non-GAAP measure) in the third quarter of fiscal 2017 increased 5.8% to $1.70, compared to $1.61 in the third quarter of fiscal 2016.
First Three Quarters of Fiscal 2017 compared to First Three Quarters of Fiscal 2016
Net sales increased $108.1 million, or 4.8%, to $2.37 billion, principally driven by growth in the Company’s U.S. Retail segment and the benefit of the Skip Hop acquisition. The Skip Hop and Mexico acquisitions contributed $63.3 million and $4.5 million, respectively, to consolidated net sales growth in the first three quarters of fiscal 2017. Changes in foreign currency exchange rates in the first three quarters of fiscal 2017 compared to the first three quarters of fiscal 2016 favorably affected consolidated net sales in the third quarter of fiscal 2017 by $2.1 million, or 0.1%. On a constant currency basis (a non-GAAP measure), consolidated net sales increased 4.7% in the first three quarters of fiscal 2017.
Operating income in the first three quarters of fiscal 2017 decreased $13.3 million, or 4.6%, to $273.8 million, compared to $287.1 million in the first three quarters of fiscal 2016. Operating margin decreased 120 basis points to 11.5%, compared to 12.7% in the first three quarters of fiscal 2016.
Adjusted operating income (a non-GAAP measure) decreased $12.0 million, or 4.1%, to $277.4 million, compared to $289.4 million in the first three quarters of fiscal 2016. Adjusted operating margin (a non-GAAP measure) decreased 110 basis points to 11.7%, compared to 12.8% in the first three quarters of fiscal 2016, which principally reflects increased investments in retail operations, marketing, and technology, partially offset by favorable product costs.
Net income in the first three quarters of fiscal 2017 decreased $3.9 million, or 2.3%, to $167.1 million, or $3.43 per diluted share, compared to $171.0 million, or $3.34 per diluted share, in the first three quarters of fiscal 2016.
Adjusted net income (a non-GAAP measure) decreased $3.7 million, or 2.1%, to $168.7 million, compared to $172.4 million in the first three quarters of fiscal 2016. Adjusted earnings per diluted share (a non-GAAP measure) in the first three quarters of fiscal 2017 increased 2.7% to $3.46, compared to $3.37 in the first three quarters of fiscal 2016.
Cash flow from operations in the first three quarters of fiscal 2017 was $117.5 million compared to $116.6 million in the first three quarters of fiscal 2016.
See the “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding non-GAAP measures.
Business Segment Results
At the beginning of fiscal 2017, the Company combined its Carter’s Retail and OshKosh Retail segments into a single U.S. Retail operating segment, and its Carter’s Wholesale and OshKosh Wholesale segments into a single U.S. Wholesale operating segment, to reflect the sales-channel approach executive management now uses to evaluate business performance and manage operations in the U.S.  The International segment was not affected by these changes. The Company’s reportable segments are now U.S. Retail, U.S. Wholesale, and International. Prior periods have been conformed to reflect this current segment structure.

U.S. Retail Segment
In the third quarter and the first three fiscal quarters of fiscal 2017, the Company believes that U.S. Retail segment comparable sales were negatively affected by hurricanes in Texas, the Southeast, and Puerto Rico, as well as abnormally warm weather throughout much of the United States during the third quarter of fiscal 2017.
Third Quarter of Fiscal 2017 compared to Third Quarter of Fiscal 2016
U.S. Retail segment sales increased $32.3 million, or 7.7%, to $454.0 million. U.S. Retail comparable sales increased 2.6%, comprised of comparable eCommerce sales growth of 20.9%, partially offset by a comparable stores sales decline of 3.2%. Skip Hop contributed $1.8 million to segment net sales in the third quarter of fiscal 2017.
In the third quarter of fiscal 2017, the Company opened 12 stores and closed one store in the United States.
First Three Quarters of Fiscal 2017 compared to First Three Quarters of Fiscal 2016
U.S. Retail segment sales increased $81.1 million, or 7.2%, to $1.21 billion. U.S. Retail comparable sales increased 1.7%, comprised of comparable eCommerce sales growth of 22.5%, partially offset by a comparable stores sales decline of 4.3%. Skip Hop contributed $3.0 million to segment net sales in the first three quarters of fiscal 2017.
In the first three quarters of fiscal 2017, the Company opened 38 stores and closed nine stores in the United States.
As of the end of the third quarter of fiscal 2017, the Company operated 821 retail stores in the United States, comprised of 608 single brand and 213 dual-brand stores.
U.S. Wholesale Segment
Third Quarter of Fiscal 2017 compared to Third Quarter of Fiscal 2016
U.S. wholesale segment net sales decreased $4.2 million, or 1.1%, to $369.6 million, reflecting a decrease in demand for Carter’s and OshKosh products, partially offset by the benefit of the Skip Hop acquisition. Skip Hop contributed $16.3 million to segment net sales in the third quarter of fiscal 2017.
First Three Quarters of Fiscal 2017 compared to First Three Quarters of Fiscal 2016
U.S. wholesale segment net sales decreased $1.1 million, or 0.1%, to $879.8 million, reflecting a decrease in demand for Carter’s and OshKosh products, partially offset by the benefit of the Skip Hop acquisition. Skip Hop contributed $38.1 million to segment net sales in the first three quarters of fiscal 2017.

International Segment
Third Quarter of Fiscal 2017 compared to Third Quarter of Fiscal 2016
International segment net sales increased $18.6 million, or 17.6%, to $124.6 million, reflecting the benefits of the Skip Hop and Mexico acquisitions and growth in Canada and China, partially offset by decreased wholesale demand in other markets outside of the U.S. The Skip Hop and Mexico acquisitions contributed $9.9 million and $4.5 million, respectively, to segment net sales growth in the third quarter of fiscal 2017.
Changes in foreign currency exchange rates in the third quarter of fiscal 2017 compared to the third quarter of fiscal 2016 favorably affected international segment net sales in the third quarter of fiscal 2017 by $3.3 million, or 3.1%. On a constant currency basis (a non-GAAP measure), international segment net sales increased 14.5%.
For the third quarter of fiscal 2017, Canada retail comparable sales increased 0.7%, comprised of comparable eCommerce sales growth of 60.7%, mostly offset by a comparable stores sales decline of 3.9%. In the third quarter of fiscal 2017, the Company opened four stores in Canada.
First Three Quarters of Fiscal 2017 compared to First Three Quarters of Fiscal 2016
International segment net sales increased $28.1 million, or 11.0%, to $283.6 million, reflecting the benefits of the Skip Hop and Mexico acquisitions and growth in Canada and China, partially offset by decreased wholesale demand in other markets outside of the U.S. The Skip Hop and Mexico acquisitions contributed $22.2 million and $4.5 million, respectively, to segment net sales growth in the first three quarters of fiscal 2017.
Changes in foreign currency exchange rates in the first three quarters of fiscal 2017 compared to the first three quarters of fiscal 2016 favorably affected international segment net sales in the first three quarters of fiscal 2017 by $2.1 million, or 0.8%. On a constant currency basis (a non-GAAP measure), international segment net sales increased 10.2%.
For the first three quarters of fiscal 2017, Canada retail comparable sales increased 0.3%, comprised of comparable eCommerce sales growth of 50.4%, offset by a comparable stores sales decline of 3.3%.
In the first three quarters of fiscal 2017, the Company opened 10 stores and closed two stores in Canada. As of the end of the third quarter of fiscal 2017, the Company operated 172 retail stores in Canada and 40 retail stores in Mexico.

Return of Capital
In the third quarter and first three quarters of fiscal 2017, the Company returned to shareholders, through share repurchases and cash dividends, a total of $70.4 million and $204.4 million, respectively, as described below.
During the third quarter of fiscal 2017, the Company repurchased and retired 596,178 shares of its common stock for $52.7 million at an average price of $88.47 per share. In the first three quarters of fiscal 2017, the Company repurchased and retired 1,727,587 shares of its common stock for $151.0 million at an average price of $87.39 per share. Fiscal year-to-date through October 25, 2017, the Company repurchased and retired a total of 1,850,762 shares for $162.6 million at an average price of $87.83 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions. As of October 25, 2017, the total remaining capacity under the Company’s previously announced repurchase authorizations was approximately $112 million.
During the third quarter of fiscal 2017, the Company paid a cash dividend of $0.37 per share totaling $17.6 million. In the first three quarters of fiscal 2017, the Company paid cash dividends totaling $1.11 per share, or $53.4 million. Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.
2017 Business Outlook
For fiscal 2017, the Company projects net sales to increase approximately 6% compared to fiscal 2016 and adjusted earnings per diluted share to increase approximately 9% compared to adjusted earnings per diluted share of $5.14 in fiscal 2016. This forecast for fiscal 2017 adjusted earnings per diluted share excludes: (1) anticipated expenses of approximately $4.6 million related to acquisitions, $2.7 million related to retail store restructuring, and $0.3 million related to the Company's direct sourcing initiative, which includes severance and relocation costs, and (2) a benefit of approximately $3.6 million related to an acquisition contingency fair value adjustment.
For the fourth quarter of fiscal 2017, the Company projects net sales to increase approximately 10% compared to the fourth quarter of fiscal 2016 and adjusted earnings per diluted share to increase approximately 21% compared to adjusted earnings per diluted share of $1.79 in the fourth quarter of fiscal 2016. This forecast for the fourth quarter of fiscal 2017 adjusted earnings per diluted share excludes anticipated expenses of approximately $0.5 million related to acquisitions

The Company believes non-GAAP measurements, including adjusted earnings per diluted share, provide investors with a meaningful view of the Company’s core operating results, and are the same measurements used by the Company's executive management to assess the Company's performance.
Conference Call
The Company will hold a conference call with investors to discuss third quarter fiscal 2017 results and its business outlook on October 26, 2017 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 719-457-2602. To listen to a live broadcast via the internet, please visit www.carters.com and select the “Q3 2017 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same tab by selecting the link for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through November 4, 2017, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 2017321. The replay will also be archived on the Company’s website under the “Investor Relations” tab.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel and related products exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 1,000 Company-operated stores in the United States, Canada, and Mexico and on-line at www.carters.com, www.oshkosh.com, and www.cartersoshkosh.ca. The Company’s Just One You, Precious Firsts, and Genuine Kids brands are available at Target, its Child of Mine brand is available at Walmart, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the fourth quarter of fiscal 2017 and fiscal year 2017, or any other future period, assessments of the Company’s performance and financial position, and drivers of the Company’s sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors”. Included among the risks and uncertainties that may impact future results are the risks of: losing one or more major customers, vendors, or licensees, due to competition, inadequate quality of the Company’s products, or otherwise; financial difficulties for one or more of the Company’s major customers, vendors, or licensees, or an overall decrease in consumer spending; fluctuations in foreign currency exchange rates; our products not being accepted in the marketplace, due to quality concerns, changes in consumer preference and fashion trends, or otherwise; negative publicity, including as a result of product recalls or otherwise; failure to protect the Company’s intellectual property; various types of litigation, including class action litigation brought under various consumer protection, employment, and privacy and information security laws; a breach of the Company’s consumer databases, systems, or processes; the risk of slow-downs, disruptions, or strikes along the Company’s supply chain, including disruptions resulting from foreign supply sources, the Company’s distribution centers, or in-sourcing capabilities; unsuccessful expansion into international markets or failure to successfully manage legal, regulatory, political and economic risks of the Company’s existing international operations, including maintaining compliance with worldwide anti-bribery laws; and an inability to obtain additional financing on favorable terms. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$948,232	$901,425	$2,373,104	$2,264,981
Cost of goods sold	544,384	525,879	1,349,997	1,296,324
Gross profit	403,848	375,546	1,023,107	968,657
Selling, general, and administrative expenses	283,480	255,322	781,420	712,782
Royalty income	(10,350)	(10,670)	(32,118)	(31,270)
Operating income	130,718	130,894	273,805	287,145
Interest expense	8,061	6,779	22,359	20,321
Interest income	(41)	(68)	(259)	(453)
Other (income) expense, net	(815)	(36)	(1,580)	3,673
Income before income taxes	123,513	124,219	253,285	263,604
Provision for income taxes	41,027	43,408	86,210	92,615
Net income	$82,486	$80,811	$167,075	$170,989

Basic net income per common share	$1.73	$1.62	$3.47	$3.37
Diluted net income per common share	$1.71	$1.60	$3.43	$3.34
Dividend declared and paid per common share	$0.37	$0.33	$1.11	$0.99

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended				Three Fiscal Quarters Ended
	September 30, 2017	% of Total Net Sales	October 1, 2016	% of Total Net Sales	September 30, 2017	% of Total Net Sales	October 1, 2016	% of Total Net Sales
Net sales:
U.S. Wholesale	$369,577	39.0%	$373,732	41.4%	$879,842	37.1%	$880,908	38.9%
U.S. Retail (a)	454,032	47.9%	421,698	46.8%	1,209,625	50.9%	1,128,569	49.8%
International (b)	124,623	13.1%	105,995	11.8%	283,637	12.0%	255,504	11.3%
Total net sales	$948,232	100.0%	$901,425	100.0%	$2,373,104	100.0%	$2,264,981	100.0%

Operating income (loss):		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales
U.S. Wholesale (i)	$78,572	21.3%	$86,001	23.0%	$184,073	20.9%	$195,921	22.2%
U.S. Retail (a) (h) (i)	55,789	12.3%	50,703	12.0%	128,031	10.6%	127,124	11.3%
International (b) (i)	16,726	13.4%	19,645	18.5%	28,008	9.9%	37,191	14.6%
Corporate expenses (c) (d) (e) (f) (g)	(20,369)		(25,455)		(66,307)		(73,091)
Total operating income	$130,718	13.8%	$130,894	14.5%	$273,805	11.5%	$287,145	12.7%

(a)	Includes retail store and eCommerce results.

(b)	Net sales includes international retail, eCommerce, and wholesale sales.

(c)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, legal, consulting, and audit fees.

(d)	Includes charges related to the amortization of the H.W. Carter and Sons tradenames of approximately $1.7 million for the three fiscal quarters ended October 1, 2016.

(e)
Includes acquisition-related costs of approximately $0.8 million and $3.3 million for the fiscal quarter and three fiscal quarters ended 30, 2017, respectively. The $3.3 million for the three fiscal quarters ended September 30, 2017 includes approximately $0.7 million of costs incurred during the first and second quarters of fiscal 2017 that were not originally reported as acquisition-related costs.

(f)	Includes an expense credit of $3.6 million for the fiscal quarter and three fiscal quarters ended September 30, 2017 due to an acquisition contingency fair value adjustment.

(g)
Includes charges related to the Company's direct sourcing initiative of approximately $0.1 million and $0.3 million for the fiscal quarter and three fiscal quarters ended September 30, 2017, respectively, and $0.5 million for the fiscal quarter and three fiscal quarters ended October 1, 2016.

(h)	Includes approximately $2.7 million of expenses recognized during the third quarter and first three quarters of fiscal 2017 related to store restructuring costs.

(i)
$0.4 million and $0.8 million of certain costs related to inventory acquired from Skip Hop is included in operating income of U.S. Wholesale, U.S. Retail, and International for the fiscal quarter and three fiscal quarters ended September 30, 2017, respectively.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	September 30, 2017	December 31, 2016	October 1, 2016
ASSETS
Current assets:
Cash and cash equivalents	$105,370	$299,358	$140,626
Accounts receivable, net	285,651	202,471	271,207
Finished goods inventories	609,996	487,591	552,726
Prepaid expenses and other current assets	48,083	32,180	43,155
Deferred income taxes	—	35,486	37,600
Total current assets	1,049,100	1,057,086	1,045,314
Property, plant, and equipment, net of accumulated depreciation of $387,041, $345,907, and $333,660, respectively	382,014	385,874	388,440
Tradenames and other intangible assets, net	412,217	308,928	308,973
Goodwill	234,193	176,009	176,956
Other assets	26,539	18,700	18,022
Total assets	$2,104,063	$1,946,597	$1,937,705

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$193,878	$158,432	$155,223
Other current liabilities	134,031	119,177	126,922
Total current liabilities	327,909	277,609	282,145

Long-term debt, net	687,074	580,376	580,613
Deferred income taxes	138,239	130,656	129,278
Other long-term liabilities	178,878	169,832	169,535
Total liabilities	1,332,100	1,158,473	1,161,571

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at September 30, 2017, December 31, 2016, and October 1, 2016	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 47,419,316, 48,948,670 and 49,625,609 shares issued and outstanding at September 30, 2017, December 31, 2016 and October 1, 2016, respectively	474	489	496
Accumulated other comprehensive loss	(26,496)	(34,740)	(31,889)
Retained earnings	797,985	822,375	807,527
Total stockholders' equity	771,963	788,124	776,134
Total liabilities and stockholders' equity	$2,104,063	$1,946,597	$1,937,705

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three Fiscal Quarters Ended
	September 30, 2017	October 1, 2016
Cash flows from operating activities:
Net income	$167,075	$170,989
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,455	52,384
Amortization of intangible assets	1,687	1,875
Adjustment to earn-out liability	(3,600)	—
Amortization of debt issuance costs	1,143	1,092
Non-cash stock-based compensation expense	13,451	13,026
Foreign currency (gain) loss, net	(1,154)	2,361
Income tax benefit from stock-based compensation	—	(4,067)
Loss on disposal of property, plant, and equipment	602	821
Deferred income taxes	(841)	(2,333)
Effect of changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(62,298)	(63,436)
Finished goods inventories	(81,285)	(81,011)
Prepaid expenses and other assets	(17,754)	(10,138)
Accounts payable and other liabilities	40,025	35,011
Net cash provided by operating activities	117,506	116,574

Cash flows from investing activities:
Capital expenditures	(51,656)	(71,190)
Acquisitions of businesses, net of cash acquired	(159,365)	—
Proceeds from sale of property, plant, and equipment	—	216
Net cash used in investing activities	(211,021)	(70,974)

Cash flows from financing activities:
Payment of debt issuance costs	(2,138)	—
Borrowings under secured revolving credit facility	200,000	—
Payments on secured revolving credit facility	(93,965)	—
Repurchases of common stock	(150,974)	(239,138)
Dividends paid	(53,443)	(50,131)
Income tax benefit from stock-based compensation	—	4,067
Withholdings from vestings of restricted stock	(5,654)	(8,594)
Proceeds from exercises of stock options	5,140	6,386
Net cash used in financing activities	(101,034)	(287,410)

Effect of exchange rate changes on cash and cash equivalents	561	1,227
Net decrease in cash and cash equivalents	(193,988)	(240,583)
Cash and cash equivalents, beginning of period	299,358	381,209
Cash and cash equivalents, end of period	$105,370	$140,626

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended September 30, 2017
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$403.8	42.6%	$283.5	29.9%	$130.7	13.8%	$82.5	$1.71
Store restructuring costs (b)	—		(2.7)		2.7		2.0	0.04
Acquisition-related costs (b)	0.4		(0.8)		1.2		1.2	0.02
Direct sourcing initiative (b) (c)	—		(0.1)		0.1		0.1	—
Acquisition contingency fair value adjustment	—		3.6		(3.6)		(3.6)	(0.07)
As adjusted (a)	$404.2	42.6%	$283.4	29.9%	$131.2	13.8%	$82.2	$1.70

	Three Fiscal Quarters Ended September 30, 2017
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$1,023.1	43.1%	$781.4	32.9%	$273.8	11.5%	$167.1	$3.43
Acquisition-related costs (b) (d)	0.8		(3.3)		4.1		3.3	0.07
Store restructuring costs (b)	—		(2.7)		2.7		1.7	0.04
Direct sourcing initiative (b) (c)	—		(0.3)		0.3		0.2	—
Acquisition contingency fair value adjustment	—		3.6		(3.6)		(3.6)	(0.07)
As adjusted (a)	$1,023.9	43.1%	$778.6	32.8%	$277.4	11.7%	$168.7	$3.46

	Fiscal Quarter Ended October 1, 2016
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$375.5	41.7%	$255.3	28.3%	$130.9	14.5%	$80.8	$1.60
Direct sourcing initiative (b) (c)	—		(0.5)		0.5		0.3	0.01
As adjusted (a)	$375.5	41.7%	$254.8	28.3%	$131.4	14.6%	$81.1	$1.61

	Three Fiscal Quarters Ended October 1, 2016
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$968.7	42.8%	$712.8	31.5%	$287.1	12.7%	$171.0	$3.34
Amortization of tradename (b)	—		(1.7)		1.7		1.1	0.02
Direct sourcing initiative (b) (c)	—		(0.5)		0.5		0.3	0.01
As adjusted (a)	$968.7	43.5%	$710.5	31.4%	$289.4	12.8%	$172.4	$3.37

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and affords investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(b)
The difference between the impacts on Operating Income and Net Income represents the income taxes related to the adjustment item (calculated using the applicable tax rate of the underlying jurisdiction).

(c)	Costs associated with the Company's direct sourcing initiative, which includes severance and relocation.

(d)	SG&A and operating income include approximately $0.7 million of costs incurred during the first and second quarters of fiscal 2017 that were not originally reported as acquisition-related costs.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended December 31, 2016
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$410.5	$282.6	$139.4	$87.1	$1.76
Acquisition-related costs (b)	—	(2.4)	2.4	1.5	0.03
Direct sourcing initiative (b) (c)	—	(0.2)	0.2	0.1	—
As adjusted (a)	$410.5	$280.0	$142.0	$88.7	$1.79

	Fiscal Year Ended December 31, 2016
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,379.1	$995.4	$426.6	$258.1	$5.08
Acquisition-related costs (b)	—	(2.4)	2.4	1.5	0.03
Amortization of tradename (b)	—	(1.7)	1.7	1.1	0.02
Direct sourcing initiative (b) (c)	—	(0.7)	0.7	0.5	0.01
As adjusted (a)	$1,379.1	$990.6	$431.4	$261.1	$5.14

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and affords investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(b)
The difference between the impacts on Operating Income and Net Income represents the income taxes related to the adjustment item (calculated using the applicable tax rate of the underlying jurisdiction).

(c)	Costs associated with the Company's direct sourcing initiative, which include severance and relocation.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	47,303,074	49,526,480	47,829,794	50,282,345
Dilutive effect of equity awards	541,325	460,271	549,213	470,050
Diluted number of common and common equivalent shares outstanding	47,844,399	49,986,751	48,379,007	50,752,395
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$82,486	$80,811	$167,075	$170,989
Income allocated to participating securities	(653)	(632)	(1,314)	(1,359)
Net income available to common shareholders	$81,833	$80,179	$165,761	$169,630
Basic net income per common share	$1.73	$1.62	$3.47	$3.37
Diluted net income per common share:
Net income	$82,486	$80,811	$167,075	$170,989
Income allocated to participating securities	(647)	(627)	(1,304)	(1,350)
Net income available to common shareholders	$81,839	$80,184	$165,771	$169,639
Diluted net income per common share	$1.71	$1.60	$3.43	$3.34
As adjusted (a):
Basic net income per common share:
Net income	$82,170	$81,135	$168,739	$172,411
Income allocated to participating securities	(650)	(634)	(1,328)	(1,371)
Net income available to common shareholders	$81,520	$80,501	$167,411	$171,040
Basic net income per common share	$1.72	$1.63	$3.50	$3.40
Diluted net income per common share:
Net income	$82,170	$81,135	$168,739	$172,411
Income allocated to participating securities	(645)	(629)	(1,317)	(1,362)
Net income available to common shareholders	$81,525	$80,506	$167,422	$171,049
Diluted net income per common share	$1.70	$1.61	$3.46	$3.37

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $0.3 million in after-tax net credits and $1.7 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended September 30, 2017, respectively. The Company has excluded $0.3 million and $1.4 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended October 1, 2016, respectively.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Three Fiscal Quarters Ended		Four Fiscal Quarters Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016	September 30, 2017
(dollars in millions)
Net income	$82.5	$80.8	$167.1	$171.0	$254.2
Interest expense	8.1	6.8	22.4	20.3	29.1
Interest income	—	(0.1)	(0.3)	(0.4)	(0.4)
Income tax expense	41.0	43.4	86.2	92.6	131.6
Depreciation and amortization (a)	21.5	17.5	62.1	54.3	81.3
EBITDA	$153.1	$148.4	$337.5	$337.7	$495.8

Adjustments to EBITDA
Acquisition-related costs	$1.2	$—	$4.1	$—	$6.5
Store restructuring costs	2.7	—	2.7	—	2.7
Direct sourcing initiative (b)	0.1	0.5	0.3	0.5	0.5
Acquisition contingency fair value adjustment	(3.6)	—	(3.6)	—	(3.6)
Adjusted EBITDA	$153.5	$148.9	$341.1	$338.2	$501.9

(a)	Includes amortization of acquired tradename.

(b)	Pre-tax costs associated with the Company's direct sourcing initiative, which includes severance and relocation.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items listed in the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The tables below reflect the calculation of constant currency for total net sales of the International segment and consolidated net sales for the fiscal quarter and three fiscal quarters ended September 30, 2017:

	Fiscal Quarter Ended
	Reported Net Sales September 30, 2017	Impact of Foreign Currency Translation	Constant-Currency Net Sales September 30, 2017	Reported Net Sales October 1, 2016	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$948.2	$3.3	$944.9	$901.4	5.2%	4.8%
International segment net sales	$124.6	$3.3	$121.3	$106.0	17.6%	14.5%

	Three Fiscal Quarters Ended
	Reported Net Sales September 30, 2017	Impact of Foreign Currency Translation	Constant-Currency Net Sales September 30, 2017	Reported Net Sales October 1, 2016	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$2,373.1	$2.1	$2,371.0	$2,265.0	4.8%	4.7%
International segment net sales	$283.6	$2.1	$281.5	$255.5	11.0%	10.2%
The Company evaluates its net sales on both an “as reported” and a “constant currency” basis.  The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods.  Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period.  The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar.  The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.
Note: Results may not be additive due to rounding.